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                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
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          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

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    [ ]  Definitive Proxy Statement

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                            THE YACKTMAN FUNDS, INC.
--------------------------------------------------------------------------------
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

Explanatory Note: Donald Yacktman, as former President of The Yacktman Funds, Inc. (the "Funds"), has sought to call a special stockholders meeting to remove the Funds' Independent Directors. The Funds' Board of Directors subsequently revoked Donald Yacktman's attempted call of the meeting. Yacktman Asset Management Co. and Donald Yacktman have filed suit against the Funds and the Independent Directors, seeking to have the Maryland state courts force the Funds to hold the meeting.

The Funds are filing this preliminary proxy statement to respond to the preliminary proxy statements filed by Yacktman Asset Management Co. on September 18 and September 28, 1998 and the definitive proxy statement filed by Yacktman Asset Management Co. on October 6, 1998 even though the meeting has not been validly called and the Funds are continuing to object to such purported call.

                                 IMPORTANT NEWS!
                                                                    OCTOBER 1998
--------------------------------------------------------------------------------

QUESTIONS AND ANSWERS ABOUT THE YACKTMAN FUNDS, INC.

         Over the last six years, the Independent Directors of The Yacktman Funds, Inc. (the "Funds") have served in their "watchdog" role to protect your interests as an investor in the Funds. Now, after asking the "tough" questions for over a year and after the investment performance of your Funds has deteriorated dramatically, Yacktman Asset Management Co. ("Yacktman"), the investment adviser to your Funds, wants to replace your Independent Directors with a slate of directors that it has "hand-picked."

QUESTION 1:   What is the disagreement between the Independent Directors and
              Yacktman?

ANSWER 1: Yacktman has not been willing to accept the oversight of the Independent Directors, as required by law, and wants to remove them because they have raised the following issues:

                  . UNACCEPTABLY POOR INVESTMENT PERFORMANCE RESULTING FROM A CHANGE IN THE "YACKTMAN STYLE" OF INVESTMENT.

                                    Yacktman has shifted away from investing primarily in large companies and now focuses on much smaller companies. We believe this change has led to steadily worsening relative investment performance, greater risk, less liquidity, and more volatility.

                  .        YACKTMAN'S FAILURE TO HIRE AN ADEQUATE INVESTMENT
                           STAFF.

                                    Yacktman has only three experienced
                                    professionals on its investment staff to manage more than 100 investment accounts and over $900 million in assets. We believe Yacktman's staff is inadequate in terms of experience and expertise.

                  . THE DAY-TO-DAY MANAGEMENT OF THE PORTFOLIO BY PEOPLE OTHER THAN DONALD YACKTMAN.

                                    We believe Donald Yacktman has delegated day-to-day portfolio management to less-qualified, less-experienced members of his staff, most notably his 28-year-old son, Steve.

                  .        DONALD YACKTMAN'S DISREGARD FOR YOUR FUNDS' CODE OF
                           ETHICS.

                                    Donald Yacktman is flaunting your Funds'
                                    Code of Ethics by continuing to serve on the board of a publicly-held company without the permission of your Funds' Board in violation of your Funds' Code of Ethics and the federal securities laws.

QUESTION 2:   What is Yacktman's investment performance?

ANSWER 2: Very disappointing. In none of the following measurement periods have either of the Funds matched the total return of the Standard & Poor's 500 or done well versus its peer group, as defined by Lipper:


                                                        THE YACKTMAN    STANDARD & POOR'S
                                    THE YACKTMAN        FOCUSED FUND     COMPOSITE INDEX      THE YACKTMAN          THE YACKTMAN
                                    FUND AVERAGE       AVERAGE ANNUAL     OF 500 STOCKS        FUND LIPPER          FOCUSED FUND
      TIME PERIOD                  ANNUAL RETURNS         RETURNS         ANNUAL RETURNS         RANKING*          LIPPER RANKING*
      -----------                  --------------         -------         --------------         --------          ---------------


Three Months Ended 9/30/98             -16.4%             -16.3%              -9.9%            707 out of 827      702 out of 827
Year-to-Date (1/1/98-9/30/98)          -13.3%              -9.4%               6.0%            717 out of 763      665 out of 763
One Year (10/1/97-9/30/98)             -15.7%             -12.2%               9.0%            676 out of 714      651 out of 714
Three Years (10/1/95-9/30/98)           10.8%               N/A               22.6%            417 out of 449      N/A
Five Years (10/1/93-9/30/98)            14.7%               N/A               19.9%            186 out of 289      N/A
Since Inception (7/6/92)                 9.8%               N/A               18.3%            N/A                 N/A
Since Inception (5/1/97)                 N/A                3.2%              20.3%            N/A                 N/A


*Lipper rankings are out of the total number of funds in the Lipper Growth and Income fund category for the time periods specified.

THE RESPECTED INDUSTRY PUBLICATION, FUND WATCH, LAST MONTH SAID IT ALL: THE "ONCE HIGH-FLYING [YACKTMAN] FUNDS HAVE BEEN PERFORMING ABOMINABLY OF LATE." (Fund Watch, Sept. 30, 1998).

QUESTION 3:   Have the Independent Directors tried to micro-manage the
              investments of your Funds?

ANSWER 3: The Independent Directors have never told Yacktman what investments to make and they don't intend to start now. They have, though, raised questions about investments that were not consistent with the "Yacktman Style," especially the growing movement away from stocks of large companies to stocks of smaller, more risky ones and have questioned whether sufficient resources are being applied to the Funds.

QUESTION 4:   Are the Independent Directors simply trying to perpetuate
              themselves in office?

ANSWER 4: No. The Independent Directors are acting in a manner dictated by their fiduciary duties. They earn $8,000 per year in fees for their service. Compare that to Yacktman, which earned more than $6.5 MILLION from your Funds in 1997, and you can judge for yourself who is simply trying to perpetuate their continued position.

QUESTION 5:   Have you fired Donald Yacktman?

ANSWER 5: Yacktman is still investment adviser to your Funds. Donald Yacktman has been removed as President of your Funds, due to his inability to work constructively with the Independent Directors.

QUESTION 6:   What happens if I vote to keep the Independent Directors?
              Will you fire Yacktman then?

ANSWER 6: Yacktman said in its proxy statement that it might quit if you do not remove the Independent Directors. In light of that, the Independent Directors are considering a number of alternative courses of action, including hiring another investment adviser.

QUESTION 7:   Who are the Independent Directors?  What is their role?

ANSWER 7: Your Independent Directors are distinguished businesspersons who are not affiliated with Yacktman. The Supreme Court of the United States has stressed that the Investment Company Act, which regulates mutual funds, "was designed to place the unaffiliated directors in the role of independent watchdogs, who would furnish an independent check upon the management of investment companies . . . . Congress entrusted to the independent directors of investment companies . . . the primary responsibility for looking after the interests of the funds' shareholders." (Burks v. Lasker, 441 U.S. 471, 484-85
(1979).)

QUESTION 8:   What do I have to do to keep the Independent Directors in office?

ANSWER 8: To keep the Independent Directors, VOTE "AGAINST" ALL OF YACKTMAN'S PROPOSALS ON THE ENCLOSED WHITE PROXY CARD.

QUESTION 9:   I received one proxy card from Yacktman and one from you.
              Which one do I send back?

ANSWER 9: To keep the Independent Directors, SIGN, DATE, VOTE "AGAINST" ALL OF YACKTMAN'S PROPOSALS, AND RETURN THE WHITE PROXY CARD that is enclosed. You may throw out the blue proxy card that you received from Yacktman. If you have already voted the blue Yacktman card, sending in our WHITE card will replace it.

QUESTION 10:  Will I receive more proxy cards in the future? What do I do with them?

ANSWER 10: Yes, please sign, date, vote "AGAINST" all of Yacktman's proposals, and return all of the WHITE proxy cards you receive. You may throw out any additional blue proxy cards.

QUESTION 11:  Whom do I call for more information?

ANSWER 11: Please call Shareholder Communications at 1-800 __________.

                            THE YACKTMAN FUNDS, INC.

THE YACKTMAN FUNDS, INC.
1-800-____________                                             OCTOBER __, 1998


Dear Stockholder:

Your Board of Directors is sending you this proxy statement to respond to Yacktman Assets Management Co.'s ("Yacktman") proxy statement. Yacktman wants to replace your Independent Directors with people that it has handpicked. We urge you to vote to keep your Funds' current Independent Directors.

         WE THINK YOU SHOULD CONSIDER THE FOLLOWING:

         o        SEC Chairman Levitt has said "Board independence is crucial."
                  As Directors, we take seriously the responsibility placed upon us by Congress, by the SEC, and, most importantly, by you, the stockholders. As your "watchdog" representatives, the Independent Directors have asked Yacktman questions that we believe you would have asked if you had the chance. The Independent Directors have also asked questions that the SEC and Fund counsel have suggested be asked to protect your interests. Unfortunately, Yacktman has consistently refused to address the issues that have been raised, issues that we think have a direct bearing on your investment in the Funds.

         o Yacktman's actions have caused your Funds to depart from the investment style you expected when you invested in the Funds. This, we believe, has magnified the poor performance of your Funds. We are sorry to report that Yacktman has thumbed its nose at the protections that investors like you count on when purchasing shares of a mutual fund.

         o Yacktman has been unwilling to accept oversight from your Independent Directors that questions how your investment is managed. In retaliation for the Independent Directors' efforts to protect your investment, Donald Yacktman, in a flagrant abuse of power of the office of president, wants to oust all of the current Independent Directors and replace them with a new group of people that Yacktman has selected.

         o We view Yacktman's unprecedented attempt to silence the Independent Directors, your "watchdogs," as a desperate effort to preserve its lucrative fees from your Fund in the face of worsening investment performance. In 1997, Yacktman took in more than $6.5 million in management fees from your Funds. Each of the then three Independent Directors earned $8,000. Think about it. Who really, to use Donald Yacktman's term, is motivated to "perpetuate" their current position?

         FOR THE REASONS EXPLAINED IN THIS PROXY STATEMENT, WE URGE YOU TO VOTE TO KEEP YOUR INDEPENDENT DIRECTORS.

                                             Sincerely,



                                             The Board of Directors
                                             The Yacktman Funds, Inc.

                            THE YACKTMAN FUNDS, INC.
                                 PROXY STATEMENT
                                OCTOBER __, 1998


1.       YACKTMAN'S PROPOSAL TO REMOVE YOUR FUNDS' INDEPENDENT DIRECTORS

         You should ask yourself the following questions:

                  o        What is the role of independent directors?

                  o        Why have the Independent Directors questioned
                           Yacktman?

                  o        Who are the Independent Directors?

                  o What happens if the Independent Directors are not removed?

WHAT IS THE ROLE OF INDEPENDENT DIRECTORS?

         As in all corporations, the directors of mutual funds are the representatives of stockholders and the supervisors of management. However, because of the special structure of mutual funds and the great power investment advisers have, Congress and the SEC have placed special responsibility on those directors who are not affiliated with the investment adviser to represent the stockholders and to oversee the investment adviser. Some decisions, such as the approval of the investment advisory contract, must be approved by the non-interested directors separately and in addition to the entire board of directors.

         Arthur Levitt, Chairman of the SEC, has stressed the overall importance of the role of the Independent Directors:

                  "Legions of people already look after the interests of management, of the industry, of the capital markets, of employees, and others. [Independent Directors] are charged with the responsibility to represent the interests of investors . . . . Men and women who as directors are passive;
                  who view their roles as mere advisors; who are pliant and pleasant, but who do not insist upon a real monitor's role do small service to anyone and deserve little respect."

         The Investment Company Institute, the mutual fund industry's largest trade group, states:

                  "A primary responsibility of the directors is to evaluate the investment performance of the fund's portfolio. That responsibility does not entail second-guessing of specific portfolio management decisions, but rather a continuing evaluation of the fund's performance as a whole in light of its investment objectives and shareholder expectations as to portfolio strategy and risk." (The Investment Company Institute, Introductory Guide for Investment Company Directors 10 (1995).)

         In short, the role of independent director is that of "watchdog" for the stockholder, providing an independent check upon the investment adviser and other service providers.

         The Independent Directors understand that, as watchdog for the stockholders, it is their responsibility to ensure that Yacktman acts properly, not only as investment adviser, but as a fiduciary to your Funds. The Independent Directors have simply been doing what the law requires them to do when they inquired about Yacktman's investment techniques and its professional resources as an investment adviser.

         Unfortunately, Yacktman repeatedly has been unwilling to accept the oversight of independent directors upon which investors have come to depend when investing in mutual funds. When the Independent Directors raised reasonable concerns, Donald Yacktman was evasive or confrontational. When the Independent Directors asked for the information necessary to perform their duties, Donald Yacktman was secretive. Finally, as the Independent Directors became increasingly concerned about the overall management of your Funds, Donald Yacktman became combative. Rather than respond to the legitimate oversight of the Independent Directors, Yacktman wants to jettison them.

WHY HAVE THE INDEPENDENT DIRECTORS QUESTIONED YACKTMAN?

         Over the last year, four issues have especially concerned the Independent Directors:

                  o Worsening investment performance resulting from Yacktman's departure from the "Yacktman Style;"

                  o Donald Yacktman's lack of day-to-day management of your Funds' portfolios;

                  o        Yacktman's lack of professional resources; and

                  o        Violations of the Funds' Code of Ethics.

         o        DEPARTURE FROM THE "YACKTMAN STYLE," RESULTING IN WORSENING
                  PERFORMANCE

         Over the years, Yacktman developed an investment process that has been characterized as the "Yacktman Style." The Yacktman Style has been described as "Buy[ing] big, growing, boring companies when they're beaten down in price and sell[ing] them when prices approach peak valuations . . . the quintessential large-company growth fund." (Fred W. Frailey, "Donald Yacktman: Insider Interview," Kiplinger's Personal Finance Magazine, Aug. 1995, at 81-83).
The original 1992 prospectus of The Yacktman Fund stated: "The Fund invests primarily in companies with large capitalization ($1 billion or more) with long records of earnings growth and dividends."

         In recent years, the Independent Directors have become concerned that Yacktman has departed from its large capitalization style. While the average market capitalization of the Fortune 500 increased from $3.5 billion in 1992 to $16.2 billion as of April 2, 1998 (an increase of 360%), the average market capitalization of The Yacktman Fund decreased from $5.2 billion to $2.0 billion (a decrease of 62%). The Independent Directors are concerned that your Funds are no longer focusing their investments on large capitalization stocks. In addition, the Independent Directors questioned how the use of "derivatives" (writing put options) for The Yacktman Focused Fund was consistent with the equity growth philosophy that Yacktman had previously espoused.

         At no time did the Independent Directors tell Yacktman to buy or sell a particular security, although they did ask why particular securities were appropriate Fund investments. They did not try to "micro-manage" your Funds' portfolios, but merely tried to ensure that stockholders' expectations as to strategy and risk were being fulfilled.

         We believe Yacktman's departure from the Yacktman Style has led to your Funds' dismal performance. In none of the following measurement periods have either of the Funds matched the total return of the Standard & Poor's 500 or done well versus its peer group, as defined by Lipper:


                                                        THE YACKTMAN    STANDARD & POOR'S
                                    THE YACKTMAN        FOCUSED FUND     COMPOSITE INDEX      THE YACKTMAN          THE YACKTMAN
                                    FUND AVERAGE       AVERAGE ANNUAL     OF 500 STOCKS        FUND LIPPER          FOCUSED FUND
      TIME PERIOD                  ANNUAL RETURNS         RETURNS         ANNUAL RETURNS         RANKING*          LIPPER RANKING*
      -----------                  --------------         -------         --------------         --------          ---------------


Three Months Ended 9/30/98             -16.4%             -16.3%              -9.9%            707 out of 827      702 out of 827
Year-to-Date (1/1/98-9/30/98)          -13.3%              -9.4%               6.0%            717 out of 763      665 out of 763
One Year (10/1/97-9/30/98)             -15.7%             -12.2%               9.0%            676 out of 714      651 out of 714
Three Years (10/1/95-9/30/98)           10.8%               N/A               22.6%            417 out of 449      N/A
Five Years (10/1/93-9/30/98)            14.7%               N/A               19.9%            186 out of 289      N/A
Since Inception (7/6/92)                 9.8%               N/A               18.3%            N/A                 N/A
Since Inception (5/1/97)                 N/A                3.2%              20.3%            N/A                 N/A


*Lipper rankings are out of the total number of funds in the Lipper Growth and Income fund category for the time periods specified.

         o        MANAGEMENT OF YOUR FUNDS' PORTFOLIOS

         The Funds' prospectus states that Donald Yacktman is the Funds' portfolio manager. However, the Independent Directors have become concerned that your Funds are actually being managed by less-qualified, less-experienced members of Yacktman's staff, notably, Donald Yacktman's 28-year-old son, Steve Yacktman. In addition, this concern is rooted in the Independent Directors' perception that a change in the investment style of your Funds has taken place and in the inability of Donald Yacktman to respond with a convincing degree of knowledge to questions about your Funds' investments and investment techniques, particularly the use of "derivatives" by The Yacktman Focused Fund. We believe Donald Yacktman has delegated much of his responsibility for the day-to-day management of your Funds to his son, Steve.

         o        PROFESSIONAL RESOURCES OF YACKTMAN

         The Independent Directors have repeatedly expressed concern that Yacktman's staff is inadequate, both in terms of experience and expertise. The Independent Directors believe Yacktman employs only three experienced investment professionals. Donald Yacktman and Ronald Ball are the only Yacktman investment professionals who have more than six years' experience. Mr. Ball has advised the Independent Directors that he has not been involved in the investment of your Funds' assets. Other investment advisers with similar amounts of assets under management typically have much larger, more experienced staffs of investment professionals. In addition, Steve Yacktman's brother-in-law, Russell Wilkins, who had no prior investment experience, was hired in the wake of the departure of a more experienced investment professional, who left Yacktman in June 1998 to work for a competitor.

         o        VIOLATIONS OF YOUR FUNDS' CODE OF ETHICS

         The SEC requires every mutual fund to have a code of ethics with which all employees of the fund and its adviser must comply. Its purpose is to ensure that the personnel of funds and their advisers do not take advantage of their positions with the fund for their own personal gain.

         Your Funds adopted a Code of Ethics, which prohibits Yacktman's employees from being on the board of directors of a publicly-held company without prior Board approval. This prevents a conflict between the loyalty of these persons to your Funds and their loyalty as directors of the publicly-held companies. It also helps prevent a misuse of inside information. Donald Yacktman agreed with this when he recently told the Board that the principles underlying this provision are sound.

         In 1996, Steve Yacktman and another Yacktman investment professional unsuccessfully tried to push their way onto the boards of two publicly-held companies without getting prior authorization from the Board of Directors of your Funds. When the Independent Directors learned of this situation (from somebody other than Yacktman), the Board held an extensive discussion of this provision of the Code of Ethics with Yacktman. During this conversation, Donald Yacktman admitted that there were supervisory and management control lapses within the Yacktman organization.

         In February 1998, the Board AGAIN learned from an inadvertent comment by Yacktman personnel that Donald and Steve Yacktman actually were directors of a company that had recently gone public, a clear Code of Ethics violation. Yacktman had neither notified the Board of this situation nor had Donald or Steve sought prior Board authorization. After consulting with counsel, the Independent Directors asked Donald to resign his board position with the publicly-held company, and asked Steve to submit a letter agreeing to resign from his board position in certain circumstances. The Board also instructed Steve to review periodically with the Board of Directors his continued participation on the board of the publicly-held company. As of today, neither Donald nor Steve has complied with these instructions. In fact, at an August 14, 1998 Board meeting, Donald Yacktman told the Board that he had resigned from the board of the publicly-held company. More than a full month later, the Board learned that Donald had not resigned and remains a director of the company.

WHO ARE THE INDEPENDENT DIRECTORS?

         The proxy statement solicited by Yacktman makes disparaging remarks about the Independent Directors. These remarks are clearly intended to give you the impression that the current Independent Directors are inexperienced and undistinguished. We disagree, but you be the judge. Each of them has been a Director of your Funds since inception in 1992. Indeed, Yacktman itself on its web site has claimed that the Funds have "an outstanding Board of Directors." Moreover, they each have substantially more experience in investment management--and the oversight of investment advisers--than the candidates that Yacktman has selected.

         To acquaint you with your Independent Directors, below is a summary of their background and qualifications:

         Jon D. Carlson--Mr. Carlson, 57, was the Executive Vice President of Yacktman Asset Management Co. from May, 1992, until July, 1998. Before that, he was a Senior Vice President of Kemper Securities Group, Inc., which he joined in March, 1989. Before joining Kemper, he had been an account and marketing officer for Chase Manhattan and Manufacturers Hanover Investment Corporation and a securities broker for institutional investors with Kidder, Peabody & Co. A graduate of The University of Michigan and the Michigan Law School, Mr. Carlson has been admitted to the practice of law in Michigan, New York and Illinois. Mr. Carlson currently serves as Chairman of the Board of Directors of The Career Development Institute, a Chicago area organization that provides programs and assistance to individuals who are at critical crossroads in their personal and career lives. From 1988 to 1992, Mr. Carlson served as a member of the Hinsdale, Illinois Area United Way Board and on The Budget and Allocation Board of the DuPage County, Illinois United Way. From 1972 to 1978, Mr. Carlson served on the Employee Benefits Committee of the Taxation Section of the American Bar Association and on the Subcommittee for Fiduciary Responsibility. In 1976, Mr. Carlson authored a narrative outline published by the Practicing Law Institute, New York, entitled, "Structuring Plans to Comply with the Fiduciary Responsibility Provisions of ERISA." Jon Carlson, by virtue of his serving as President, Treasurer and Secretary of the Funds is an interested person of the Funds as defined by the Investment Company Act of 1940. He is not, however, currently affiliated with Yacktman.

         Thomas R. Hanson--Mr. Hanson, 60, is a Partner of Fleming/Hanson Sales, a manufacturers representative firm in the commercial and industrial air conditioning industry. Prior to establishing this firm in 1991, Mr. Hanson was President of Thermal Air Systems, Inc., Bensenville, Illinois. He also serves on the Corporate Member Board of Advocate Health Care, Inc., Oak Brook, Illinois, on the Development Board of the Good Samaritan Hospital, Downers Grove, a major hospital in suburban Chicago, and on the Advisory Board for the College of Engineering of the University of Iowa from which he earned a B.S. in Mechanical Engineering. Mr. Hanson served from 1983 to 1989 on the DuPage County Easter Seal Board, which he chaired from 1988 to 1989 and as a member ofthe Board of Directors of Evangelical Health Systems Healthcare, a major hospital corporation in suburban Chicago, and served as a member of EHS's Compensation and Executive Committees and chaired its Strategic Planning Committee.

         Stanislaw Maliszewski--Mr. Maliszewski, 54, has over 27 years of investment management, investment banking, and real estate experience. Over the last sixteen years, he has been responsible for business development and client relations in the investment management industry, primarily in domestic equity, fixed income, and real estate. His direct responsibilities have been in business development, client relations, product development, portfolio management, and reporting. Since 1993, he has been involved in private investing, consulting, and representing investment advisors to major institutional investors including corporate, public, Taft-Hartley, endowments, and foundations. Previously, Mr. Maliszewski was a partner of Rosenberg Real Estate Equity Funds and a Senior Vice President of LaSalle Partners. He is a former member of the National Council of Real Estate Investment Fiduciaries and a former board member of the Pension Real Estate Association. He has been a frequent speaker on a variety of issues impacting real estate investment management: diversification strategy, performance measurement, and reporting. Mr. Maliszewski was a member of the Investment Banking Services Department at Goldman Sachs Co., responsible for maintaining and developing client relationships. He advised senior management of client and prospective client companies on the formulation and execution of financial policies and strategies. He developed and supervised the execution of numerous types of transactions, including public offerings of common stock, currency swaps, industrial development revenue bonds, real estate sales, lease financing, mergers and acquisitions, restricted stock transactions, commercial paper transactions, and general financial advisory transactions. Mr. Maliszewski graduated from the Harvard Business School with and MBA and has an AB degree from Princeton University.

         Stephen E. Upton--Mr. Upton, 74, is the retired President of the Whirlpool Foundation, Benton Harbor, Michigan, a position he held until 1993. He retired in 1988 as a Senior Vice President for Whirlpool Corporation, a manufacturer of major household appliances. Mr. Upton had been an officer and employee of Whirlpool since 1955. Mr. Upton is a member of the Board of Interlochen Center for the Arts, Michigan, a Trustee of the Michigan Colleges Foundation, and is the Chairman of the Board of Trustees of the Frederick S. Upton Foundation, which was established in 1954 by his father, the co-founder of Whirlpool Corporation. He has served as Chairman of the Board of Trustees of Olivet College in Michigan and continues to serve as a member of the Board of Trustees and as Chairman Emeritus. He is former Chairman of the Association of Home Appliance Manufacturers, a former member of the Board of Directors of the National Association of Manufacturers, a former member of the Board of the Irving S. Gilmore International Keyboard Festival, a former member of the Council of Better Business Bureaus, a former Board Member of the Michigan Chamber of Commerce, a former Board Member of the Board of United Way of Southwest Michigan and former Chairman of the Consumer Affairs Committee for the United States Chamber of Commerce. Mr. Upton holds a B.B.A. degree from The University of Michigan and received an honorary doctor of humane letters degree from Olivet Colleges.

         We believe these individuals are eminently qualified to continue as your Independent Directors.

WHAT HAPPENS IF I VOTE TO KEEP THE INDEPENDENT DIRECTORS?

         Yacktman has stated that, if the Independent Directors are not removed, it believes "your Funds' investment advisory agreements with [Yacktman] will be terminated, possibly either by [the Independent Directors] or by [Yacktman] as our disagreements with [the Independent Directors] have become intolerable." In view of this statement and of Yacktman's past resistance to address the concerns of the Independent Directors, the Independent Directors are considering a number of alternative courses of action, including the selection of a successor to Yacktman as investment adviser of your Funds.

2.       YACKTMAN'S PROPOSAL TO AMEND YOUR FUNDS' BYLAWS

         Yacktman has asked you to amend your Funds' bylaws to reduce the number of directors from six to five. Currently, four of your Funds' directors are Independent Directors. If you vote to amend your Funds' bylaws to decrease the number of directors, your Funds will have only three independent directors. Your Independent Directors represent your interests as investors in the Funds. Your Independent Directors continually evaluate your Funds' performance in light of your Funds' investment objectives to make sure that Yacktman manages your money in a way that matches your expectations and that is consistent with your understanding of your Funds' investment strategy and risk.

         We believe Yacktman's actions have caused your Funds to depart from the "Yacktman Style," the investment style that you expected when you invested in the Funds. We also believe Yacktman has blatantly disregarded the legal protections upon which you rely as an investor. The Independent Directors are required by law to do their best to prevent these sorts of things from happening. By reducing the number of Independent Directors, you will have one less person looking out for your interests. We urge you to vote "AGAINST" Yacktman's proposal to prevent Yacktman from decreasing the number of independent directors who are protecting your interests.

3.       YACKTMAN'S PROPOSAL TO ELECT NEW INDEPENDENT DIRECTORS FOR YOUR FUNDS

         Yacktman also has asked you to vote to elect the three people that it has nominated to serve as new directors for your Funds. Your Funds' Independent Directors have done their best to fulfill their role as your representatives. However, we believe Yacktman has been unwilling to accept any oversight that questions its decisions about how to manage your money. Yacktman now seeks to replace your current Independent Directors with a new group of nominees that it has selected. As an investor in the Funds, you should question to what extent a group of people selected by Yacktman will really be looking out for your interests. Your Independent Directors have diligently served your Funds since their inception. We believe replacing your Funds' current Independent Directors with a new group of directors that Yacktman hand-picked will enable Yacktman to continue to abuse its position and to disregard the laws under which mutual funds are supposed to operate. We urge you to vote "AGAINST" Yacktman's proposal to replace your Funds' Independent Directors with its nominees.

4.       [YACKTMAN'S PROPOSAL TO ADJOURN THE SPECIAL MEETING

         Yacktman said in its proxy statement that it intends to seek an adjournment of the special meeting to a later date if it does not have a sufficient number of votes to adopt its proposals on the date that the meeting is scheduled (Proposal 4). Donald Yacktman's purported call of the meeting, however, stated it was for the purpose of voting upon Proposals 1, 2, and 3, but not Proposal 4. Although the Funds believe Proposal 4 is not a proper item for the meeting, PLEASE VOTE "AGAINST" THIS PROPOSAL ON THE ENCLOSED WHITE PROXY CARD.

5.       YACKTMAN'S PROPOSAL TO OPPOSE ADJOURNMENT OF THE SPECIAL MEETING

         Yacktman also said in its proxy statement that if someone other than Yacktman seeks an adjournment of the special meeting, then you should vote against such a proposal (Proposal 5). Again, Donald Yacktman's purported call of the meeting stated that it was for the purpose of voting on Proposals 1,2, and 3, but not Proposal 5. Although the Funds believe that Proposal 5 is not a proper item for the meeting, PLEASE VOTE "FOR" THIS PROPOSAL ON THE ENCLOSED WHITE PROXY CARD.]

6.       MISCELLANEOUS

INFORMATION ABOUT THE CALLING OF THE MEETING

         When he was President of your Funds, Donald Yacktman tried to call a meeting of stockholders to remove your Independent Directors. We believe Donald Yacktman took this action for his own benefit, and not for your benefit. Because of this, the Board of Directors revoked the call for a meeting. We have been advised by your Funds' lawyers that this revocation was effective and that the meeting has not been validly called. However, if the meeting is held, we are sending you this proxy statement and asking you to VOTE THE WHITE CARD TO RETAIN YOUR INDEPENDENT DIRECTORS.

         On October 5, 1998, Yacktman and Donald Yacktman filed a lawsuit against the Funds and the Independent Directors in Baltimore, Maryland. The lawsuit seeks to force the Funds to hold the stockholder meeting that Donald Yacktman allegedly called. The Funds have been forced to retain Maryland lawyers to defend this lawsuit.

DATE, TIME, AND PLACE OF THE MEETING

         If the meeting is held, it will be held at the Goodman Room of the Allegro Hotel, 171 West Randolph Street, Chicago, Illinois, on Tuesday, November 24, 1998, at 10:00 a.m., Chicago time.

STOCKHOLDER PROPOSALS

         As a Maryland corporation, your Funds are not required to hold annual stockholders meetings in any year when the election of directors is not required to be acted upon under the Investment Company Act of 1940. Your Funds hold special meetings as required or deemed desirable. Since your Funds do not hold regular stockholders meetings, we cannot provide you with the date when we next expect to hold a stockholders meeting. To submit a proposal to be included in your Funds' proxy solicitation material for a special stockholders meeting, your Funds must receive your proposal within a reasonable time before your Funds begin soliciting proxies for the meeting. Your proposal also must meet the legal requirements for stockholder proposals under the SEC's proxy rules.

PROXY SOLICITATION

         The costs of preparing, printing, and mailing this proxy statement and all other costs in connection with the solicitation of proxies will be paid by your Funds, including any additional solicitation made by letter, telephone, or telegraph. We estimate that $_________________ will be spent on the solicitation. As of [October ______, 1998], your Funds have spent about $__________________.

         Your Funds have also retained Shareholder Communications Corporation ("SCC") to solicit proxies on behalf of your Funds' Board of Directors, the fee for which will be paid by your Funds. We anticipate that SCC will be paid a fee ranging from $_____________ to $______________ and will reimburse SCC for its reasonable expenses. Your Funds have also agreed to indemnify SCC against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. We expect that SCC will employ approximately _____ people to solicit proxies in connection with the meeting.

VOTING, QUORUM

         If you own shares of the Funds at the close of business on October ___, 1998, the Funds' record date for this solicitation, you are entitled to vote at the special meeting. You do not have cumulative voting rights, which means that you are entitled to one vote for each share of the Funds that you own on each matter submitted to a vote at the meeting. Your proxy will be voted in accordance with your instructions. If other business is to be voted on at the meeting, the people who are named as your proxies on the enclosed proxy card will decide how to vote your shares. They will vote your shares in a way that they decide is in your best interests as a stockholder of the Funds. Your Funds are currently not aware of any other business that will be voted on at the meeting.

         Proposal 1 (removal of the current Independent Directors of your Funds) and proposal 3 (election of new Independent Directors for your Funds) each require a "FOR" vote by the holders of a majority of the votes entitled to be cast. Proposal 2 (approval of an amendment to your Funds' bylaws to reduce the number of directors of your Funds from six to five), [proposal 4 (adjournment of the meeting by Yacktman), and proposal 5 (adjournment of the meeting by someone other than Yacktman)] each require a "FOR" vote by not less than a majority of the shares present or represented by proxy at the meeting.

         If you do not mark on your proxy card how you want to vote on one or more of Yacktman's proposals, your proxy will be voted against proposals 1, 2, and [4,] your vote will be withheld on proposal 3, [and your proxy will be voted for proposal 5.] If you send in a signed proxy card, you can revoke it at any time before it is voted at the meeting, either by writing to your Funds or in person at the meeting. Proxies given by telephone or electronically transmitted instruments count as long as certain steps are taken to make sure that the person giving the proxy has the power to do so. TO KEEP YOUR FUNDS' CURRENT INDEPENDENT DIRECTORS, VOTE "AGAINST" ALL OF YACKTMAN'S PROPOSALS ON THE ENCLOSED WHITE PROXY CARD.

         The presence in person or by proxy at the meeting of stockholders entitled to cast a majority of the votes at the meeting constitutes a quorum. Thus, the meeting could not take place on its scheduled date if less than a majority of the stockholders entitled to cast votes at the meeting were represented. If a quorum is not present or represented by proxy at the meeting, the meeting may be adjourned until a later date by the chairman or by the holders of a majority of the shares present or represented without notice other than an announcement at the meeting. The meeting may be reconvened from time to time until a quorum is present. At that time, any business may be transacted that might have been transacted at the meeting as originally called. However, in the event that a quorum cannot be attained within 120 days after the original record date, any matters that were to have been voted on at the meeting will be treated as if rejected by stockholders.

         In tallying stockholder votes, abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will count for purposes of determining whether a quorum is present to convene the meeting. On each proposal, abstentions and broker non-votes will count as "AGAINST" votes.

SHARE OWNERSHIP INFORMATION

         On [September 14, 1998, there were 550,473,300 shares of The Yacktman Fund issued and outstanding and 55,536,495 shares of The Yacktman Focused Fund issued and outstanding.] We are not aware of any person who beneficially owns 5 percent or more of the outstanding shares of The Yacktman Fund or of the Yacktman Focused Fund. [As of [September 14, 1998], all directors and officers of The Yacktman Fund as a group beneficially owned less than one percent of the outstanding shares of The Yacktman Fund.]

YOUR FUNDS' SERVICE PROVIDERS

         INVESTMENT ADVISER. Your Funds' investment adviser, Yacktman Asset Management Co., is located at 303 West Madison Street, Chicago, Illinois 60606.

         ADMINISTRATOR. Sunstone Financial Group, Inc., 207 East Buffalo Street, Suite 400, Milwaukee, Wisconsin 53202, is your Funds' administrator.

YOUR FUNDS' PRINCIPAL EXECUTIVE OFFICE

         Your Funds' principal executive office is at [_______________________].

STOCKHOLDER REPORTS

         TO GET A FREE COPY OF YOUR FUNDS' ANNUAL AND MOST RECENT SEMI-ANNUAL REPORT, WRITE TO YOUR FUNDS IN CARE OF FIRSTAR TRUST COMPANY, 615 EAST MICHIGAN STREET, MILWAUKEE, WISCONSIN 53202 OR CALL YOUR FUNDS AT 1-800-457-6033.

         FOR THE REASONS EXPLAINED IN THIS RESPONSE TO YACKTMAN'S PROXY STATEMENT, WE URGE YOU TO VOTE TO RETAIN YOUR FUNDS' CURRENT INDEPENDENT DIRECTORS.

By order of the Board of Directors


Jon D. Carlson
Secretary

                                                                       EXHIBIT A

             INFORMATION REGARDING YOUR FUNDS' INDEPENDENT DIRECTORS




                                                                                                                 PURCHASES/SALES OF
                                                                                BENEFICIAL AND/OR RECORD        SHARES OF THE FUNDS
                                                                            OWNERSHIP OF SHARES OF THE FUNDS         DURING THE
NAME AND ADDRESS                 PRINCIPAL OCCUPATION OR EMPLOYMENT                 (AS OF [9/30/98])*             PAST TWO YEARS
----------------                 ----------------------------------                 ------------------             --------------


Jon D. Carlson                   Private Investor                             The Yacktman Fund
515 Acorn Hill Lane                                                           The Yacktman Focused Fund
Oak Brook, Illinois  60523

Thomas R. Hanson                 Partner, Fleming/Hanson Sales                The Yacktman Fund
3010 Woodcreek Drive             (manufacturers' representative firm)         The Yacktman Focused Fund
Downers Grove, IL 60515

Stanislaw Maliszewski            Managing Director, Gateway Asset             The Yacktman Fund
Suite 1420                       Management, Inc. (institutional investment   The Yacktman Focused Fund
180 North LaSalle Street         management and marketing company)
Chicago, IL 60601

Stephen E. Upton                 Retired Business Executive                   The Yacktman Fund
100 Ridgeway Road                                                             The Yacktman Focused Fund
St. Joseph, MI 49085


                              [Front of Proxy Card]

                                      PROXY

                            The Yacktman Funds, Inc.
                        Special Meetings of Stockholders
                         To be held on November 24, 1998


         The undersigned appoints Jon D. Carlson, Thomas R. Hanson, Stanislaw Maliszewski, and Stephen E. Upton, and each of them, each with full power to act without the other, and each with full power of substitution, proxies for the undersigned, to represent and vote, as designated below, all shares of The Yacktman Fund and The Yacktman Focused Fund (the "Funds") that the undersigned is entitled to vote at the special meeting of stockholders of the Funds if held, in the Goodman Room of the Allegro Hotel, 171 West Randolph Street, Chicago, Illinois, on Tuesday, November 24, 1998, at 10:00 a.m., Chicago time, and at any adjournments of such meeting.

         This proxy, when properly executed, will be voted in the manner directed by the stockholder signing below. If no direction is given, this proxy will be voted "AGAINST" proposals 1, 2, and 4, to "WITHHOLD" voting authority on proposal 3, and voted "FOR" proposal 5.

         THIS PROXY IS SOLICITED BY YOUR FUNDS' BOARD OF DIRECTORS.

         PLEASE SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPES.

                              [Back of Proxy Card]

         The Funds recommend that you vote "AGAINST" proposals 1, 2 and 4, "WITHHOLD" your voting authority on proposal 3, and vote "FOR" proposal 5.

1. To remove Jon D. Carlson, Thomas R. Hanson, Stanislaw Maliszewski, and Stephen E. Upton as directors of your Funds.

         |_|  AGAINST        |_|  ABSTAIN    |_|  FOR

         YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST."

2. To amend your Funds' bylaws to reduce the number of directors of your Funds from six to five.

         |_|  AGAINST        |_|  ABSTAIN    |_|  FOR

         YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST."

3.       To elect three nominees as new directors of your Funds.

         |_|  WITHHOLD authority to vote     |_|  FOR all nominees listed below
              for all nominees listed below       (except as marked to the
                                                   contrary below)

         YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU "WITHHOLD" AUTHORITY.

         Bruce B. Bingham, Albert J. Malwitz, and George J. Stevenson III

           To withhold authority to vote for any individual nominee, write that nominee's name in the space below:

                 ---------------------------------------------

                 ---------------------------------------------

[4.       To adjourn the special meeting to a later date that is proposed or recommended by Yacktman Asset Management Co. ("Yacktman")

         |_| AGAINST          |_| ABSTAIN    |_| FOR

         YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST."

5. To adjourn the special meeting to a later date that is not proposed by Yacktman.

         |_| FOR              |_| AGAINST    |_| ABSTAIN

         YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR."]

6. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

                           Please sign your name exactly as it appears on this card. If you own shares of the Funds jointly with someone else, each owner must sign this card. If you are signing as executor, administrator, attorney, trustee, guardian, or custodian for a minor, please include the capacity in which you are signing. If you are signing for a corporation, please sign the full corporate name and give your office address. If you are signing as a partner, sign in the partnership name.


                  ------------------------------      ---------
                  Stockholder's Signature             Date